Exhibit 5.1

March 29, 2011

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

Ladies and Gentlemen:

I am General Counsel of SandRidge Energy, Inc., a Delaware corporation (the “Company”), and have acted as such in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by certain stockholders of the Company from time to time, pursuant to Rule 415 under the Securities Act of 1,788,909 shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”). I have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinion expressed herein, I have examined, among other things, (i) the Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectus and (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. I have also reviewed such questions of law as I have deemed necessary or appropriate.

Based upon the foregoing, I am of the opinion that the Common Shares are duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and I do not express any opinions as to the laws of any other jurisdiction.

I hereby consent to the statements with respect to me under the heading “Legal” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Philip T. Warman

Philip T. Warman

Senior Vice President, General Counsel

and Corporate Secretary

Philip T. Warman, Senior Vice President and General Counsel • 123 Robert S. Kerr Avenue, Oklahoma City, OK 73102

Phone 405.429.6136 • Fax 405.429.5983 • pwarmant@sdrge.com